UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

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Delaware	32-0420206
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1633 Broadway New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A Common stock, par value $0.00001 per share	The New York Stock Exchange

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Virtu Financial, Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of its Class A common stock, par value $0.00001 per share (the “Common Stock”), from the Nasdaq Stock Market, LLC (“Nasdaq”) to the New York Stock Exchange (the “NYSE”). The Registrant expects that listing of the Common Stock on the Nasdaq will cease at close of trading on June 16, 2025, and the listing of the Common Stock on the NYSE will commence at market open on June 17, 2025.

The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock included in the Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 21, 2025 (File No. 001-37352) under the Securities Exchange Act of 1934, as amended, is incorporated herein by reference, except that any reference to Nasdaq is hereby amended to refer to the NYSE.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 12, 2025

VIRTU FINANCIAL, INC.

By:	/s/ Justin Waldie
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel